                                                                       EXHIBIT 5

                                 FIRST AMENDMENT
                                 ---------------
                                       TO
                        LIMITED PARTNERSHIP AGREEMENT OF
               JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
               --------------------------------------------------

         The undersigned, being the sole General Partner and all of the Limited Partners of JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P. (the "Partnership"), a Delaware limited partnership under Limited Partnership Agreement dated December, 2001 (the "Agreement"), hereby acknowledge and agree that:

         (1) The date of execution of the Agreement was December 31, 2001.

         (2) The original Schedule A to the Agreement shows JOSEPH R. DOHERTY as holding one Class A share in the Partnership as General Partner and fifty Class B shares in the Partnership as Limited Partner and JOHN D. DOHERTY as holding forty-nine Class B shares in the Partnership as Limited Partner. On May 17, 2002, JOSEPH R. DOHERTY contributed $495,000 in cash and property with a value of $1,832,081 to the Partnership and JOHN D. DOHERTY contributed $5,000 in cash and property with a value of $18,506 to the Partnership with the intent and understanding that, following such transfer, JOSEPH R. DOHERTY would hold 99.0% of the partnership shares (one Class A share as General Partner and ninety-eight Class B shares as Limited Partner) and JOHN D. DOHERTY would hold 1.0% of the partnership shares (one Class B share as Limited Partner). The Partnership has been operated and the Partnership's federal income tax returns have been filed on this basis, but due to an administrative oversight Schedule A was not amended to reflect the revised holding of Partnership shares. The undersigned hereby confirm that, pursuant to Section 6.3 of the Agreement, Schedule A to the Agreement was amended in its entirety and replaced by the new Schedule A attached hereto, effective as of the date of the transfer of assets to the Partnership in 2002.


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         (3) The third sentence of Section 6.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "Except as expressly provided in this Agreement, Class B Partnership Units shall not possess any voting rights or privileges as to any matters concerning the Partnership or its Partners."

         (4) Subsection (a) of Section 12.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) The Partnership shall be dissolved on the earlier of:

                           (i) The unanimous written consent of all of the
                               Partners; or

                           (ii) Upon entry of a decree of judicial dissolution."

         This document shall be considered the First Amendment to the Agreement, which, except as specifically amended by this First Amendment, shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this first day of February, 2005.


                                       GENERAL PARTNER:


                                       /s/ Joseph R. Doherty
                                       -----------------------------
                                       Joseph R. Doherty


                                       LIMITED PARTNERS:


                                       /s/ Joseph R. Doherty
                                       ------------------------------
                                       Joseph R. Doherty


                                       /s/ John D. Doherty
                                       ------------------------------
                                       John D. Doherty


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                                   SCHEDULE A
                                   ----------

               JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
               --------------------------------------------------


--------------------------------------------------------------------------------
                         Class of       Number of
                         --------       ---------
                       Partnership    Partnership     Capital      Participation
                       -----------    -----------     -------      -------------
Name of Partner           Shares        Shares     Contributions    Percentage
---------------           ------        ------     -------------    ----------
--------------------------------------------------------------------------------

JOSEPH R. DOHERTY           A             1           $23,506             1.0%
--------------------------------------------------------------------------------

JOSEPH R. DOHERTY           B            98        $2,303,575            98.0%
--------------------------------------------------------------------------------

JOHN D. DOHERTY             B             1           $23,506             1.0%
--------------------------------------------------------------------------------

Totals:                                 100        $2,350,587           100.0%
--------------------------------------------------------------------------------




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                                SECOND AMENDMENT
                                ----------------
                                       TO
                        LIMITED PARTNERSHIP AGREEMENT OF
               JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
               --------------------------------------------------

         The undersigned, being the sole General Partner and all of the Limited Partners of JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P. (the "Partnership"), a Delaware limited partnership under Limited Partnership Agreement dated December 31, 2001 (the "Agreement"), hereby acknowledge and agree that:

         (1) Pursuant to a Withdrawal of General Partner and Appointment of New General Partner of even date herewith, JOSEPH R. DOHERTY withdrew as General Partner of the Partnership and JOHN D. DOHERTY was appointed as the sole General Partner of the Partnership;

         (2) As a result of the foregoing Withdrawal of General Partner and Appointment of New General Partner, JOSEPH R. DOHERTY holds ninety-nine Class B Partnership Units and JOHN D. DOHERTY holds one Class A Partnership Unit; and

         (3) Schedule A to the Agreement is hereby amended in its entirety and replaced by the new Schedule A attached hereto.

         This document shall be considered the Second Amendment to the Agreement, which, except as specifically amended by this Second Amendment, shall remain in full force and effect in accordance with its terms.


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          IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this 12th day of July, 2005.


                                       GENERAL PARTNER:


                                       /s/ John D. Doherty
                                       -----------------------------
                                       John D. Doherty


                                       LIMITED PARTNERS:


                                       /s/ Joseph R. Doherty
                                       ------------------------------
                                       Joseph R. Doherty


                                       /s/ John D. Doherty
                                       ------------------------------
                                       John D. Doherty

                                   SCHEDULE A
                                   ----------

               JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
               --------------------------------------------------

--------------------------------------------------------------------------------
                         Class of       Number of
                         --------       ---------
                       Partnership    Partnership     Capital      Participation
                       -----------    -----------     -------      -------------
Name of Partner           Shares        Shares     Contributions    Percentage
---------------           ------        ------     -------------    ----------
--------------------------------------------------------------------------------

JOHN D. DOHERTY             A              1          $23,506             1.0%
--------------------------------------------------------------------------------

JOSEPH R. DOHERTY           B             99       $2,327,081            99.0%
--------------------------------------------------------------------------------

Totals:                                  100       $2,350,587           100.0%
--------------------------------------------------------------------------------

               JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.
               --------------------------------------------------

                          WITHDRAWAL OF GENERAL PARTNER
                                       AND
                       APPOINTMENT OF NEW GENERAL PARTNER
                       ----------------------------------


          WHEREAS, JOSEPH R. DOHERTY and JOHN D. DOHERTY formed the JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), pursuant to a Limited Partnership Agreement dated December 31, 2001 (the "Agreement"), for the purpose of consolidating the Doherty family's holdings in CENTRAL BANCORP, INC., and centralizing the management of said holdings;

          WHEREAS, JOSEPH R. DOHERTY was named as the initial General Partner of the Partnership; and

          WHEREAS, JOSEPH R. DOHERTY is now eighty-one years of age, is residing in an assisted living facility and feels that he is unable to continue to manage the affairs of the Partnership;

         NOW, THEREFORE,

         (1) JOSEPH R. DOHERTY hereby withdraws as General Partner of the Partnership pursuant to Section 11.1 of the Agreement;

         (2) JOSEPH R. DOHERTY's one Class A Partnership Unit is hereby converted to one Class B Partnership Unit pursuant to Section 11.3 of the Agreement; and

         (3) Pursuant to Section 11.3 of the Agreement, there being no remaining General Partner of the Partnership, JOSEPH R. DOHERTY and JOHN D. DOHERTY, being all of the Limited Partners of the Partnership, hereby appoint JOHN D. DOHERTY as the sole General Partner of the Partnership and direct that JOHN's one Class B Partnership Unit shall be converted to one Class A Partnership Unit.


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          Executed under seal this 12th day of July, 2005.



                                           /s/ Joseph R. Doherty
                                           --------------------------------
                                           Joseph R. Doherty



                                           /s/ John D. Doherty
                                           --------------------------------
                                           John D. Doherty


          JOHN D. DOHERTY hereby accepts his appointment as General Partner of the JOSEPH R. DOHERTY FAMILY LIMITED PARTNERSHIP, L.P.


Date: July 12, 2005                         /s/ John D. Doherty
                                                --------------------------------
                                                John D. Doherty